EXHIBIT 10(e)


                  AMENDED AND RESTATED AGREEMENT




     AGREEMENT effective as of the 1st day of January, 1998,

between the American Association of Retired Persons ("AARP"), and

the Foremost Corporation of America, a Delaware Corporation

("Foremost").




                            WITNESSETH




     WHEREAS, AARP has reviewed and assessed the license of

Foremost to use the AARP Trademarks and Member Mailing List for

the AARP Mobile Home Insurance Program provided since 1989 by

Foremost and has determined that the Program, as provided by

Foremost, has achieved success in making available to AARP

members mobile home Insurance with unique features tailored to meet the needs of mobile homeowners, warranting the continuation of the Program, as provided by Foremost, pursuant to the terms hereof.  The parties consider it desirable to continue said

Program under an amended and restated agreement; and







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

     WHEREAS, AARP and Foremost desire to amend and restate their agreement so as to more clearly set forth the rights and

obligations of the parties.

NOW THEREFORE, IT IS AGREED:

     I.  Definitions

     (a)  "AARP" means the American Association of Retired

Persons and any of its divisions or categories of membership.

     (b)  "Foremost" means the Foremost Corporation of America

and any of its wholly-owned subsidiary insurance corporations and

Foremost County Mutual Insurance Company through which Foremost shall elect to offer or make available mobile homeowners

insurance to members of AARP.

     (c)  "Mobile Home" means a factory fabricated transportable permanent housing unit, built on a chassis, designed to be used as a dwelling with or without a permanent foundation when

connected to the required utilities.  It may be equipped with one or more room sections that fold, collapse or telescope into a principal structure when being transported and which can be

expanded at the site to provide additional living area.  The comprehensive mobile home coverage is to include the value of








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

built-on additions to the mobile home, as well as insured

property purchased with the home and included within the

installment contract, i.e., stove, refrigerator and other items which come as part of the mobile home, unless covered under the personal property section of the policy.  The term mobile home shall also include a manufactured home as defined in the National

Manufactured Housing Construction and Safety Standards Act of

1974, 42 U.S.C.  5401-5426 and shall include any subsequent or successor amendments.  The term "mobile home" shall also include modular or prefabricated homes, that are valued at less than

$35,000 or are not located on a permanent foundation, even if not built on a chassis.

     (d)  "Best Efforts" means Foremost's efforts to remedy any failure to meet standards set in Sections VI. (b) and (c) as well as the efforts required by Section VIII. (b) (iv).  Best Efforts shall include Foremost's design and implementation of a plan,

satisfactory to AARP, to reach a standard, in as timely a manner as possible and shall also include the utilization of the

resources needed to meet the standard.  Foremost may suggest for

AARP's consideration, the amendment of a standard or a timetable








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

for meeting a standard.  Should AARP fail to approve the course of action determined by Foremost as necessary to meet or modify a standard or to design a plan pursuant to Section VIII. (b) (iv),

Best Efforts would require the retention by Foremost of a neutral expert (knowledgeable and experienced in the industry),

acceptable to both parties, to recommend a range of options to achieve the standard or plan.

     (e)  "The Program" means the AARP Mobile Homeowners

Insurance Program.

     (f)  "Written Premium" means all premium written by

Foremost under this Program, minus reductions, credits or refunds due to cancellations by the insured or by Foremost.

     (g)  "Quality Control" means any and all standards imposed by this Agreement upon Foremost to ensure that activities of

Foremost with respect to the Program comply with the terms of this Agreement and do not deprecate the value of the AARP name,

symbol, mark, logo and acronym being licensed to Foremost in connection with its operation, administration and offering of the

Program.

     (h)  "Policyholder(s)" means members who, in conjunction

with the Program, elect to purchase insurance from Foremost.





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

     (i)  "Policyholder(s) Data" means information generated or accumulated by Foremost from any source, excluding Member Mailing

List, regarding Policyholder(s) including, but not limited to,

insurance applications, insurance policies, claim records,

underwriting information, financial information, expiration

dates, coverage, and other Policyholder information.

     (j)  "Prospect(s)" are AARP members who, in conjunction

with the Program, request information about insurance coverage within the past six months, but who have not yet purchased an insurance product from Foremost.

     (k)  "Prospect(s) Data" means information generated or

accumulated by Foremost from any source, excluding Member Mailing

List, regarding Prospect(s) including, but not limited to

insurance applications, insurance policies, underwriting

information, financial information, expiration dates, coverage,

and other Prospect information.

     (l)  "Non-Active Prospect(s)" means any Prospect(s) whose

file does not have an open diary in Foremost's Direct Marketing

System.










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

     II.  Exclusive Riqht to Use of AARP Name, Symbol, Mark, Logo

          and Acronym.

     For the term of the Agreement, AARP grants to Foremost the exclusive right and license to use its name, symbol and acronym

("AARP Trademark"), solely in connection with the Program.

     Use of the AARP Trademark will be subject to the prior

quality control approval of AARP, including without limitation,

Foremost generated direct mailings, advertisements, brochures, or any other form of member contact initiated by Foremost.

    III.  Property Rights In and Confidentiality

          of Information

     (a)  Foremost will have access to AARP names, addresses, and member identification number(s), ("Member Mailing List") in order to communicate information concerning the Program and to broadly inform the AARP members who are mobile home owners of the

Program's availability.  The Member Mailing List is and at all times shall remain the exclusive property of AARP and at any time upon request by AARP will be returned to AARP.  Foremost agrees that the use of AARP Member Mailing List will be

restricted exclusively to the development and offering of the








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

Program and will be subject at all times to prior approval of

AARP.

     (b)  Upon termination of this Agreement and at AARP's

direction, Foremost shall turn over to AARP all copies, tapes and duplication of the Member Mailing List specified in Section (a)

then in its or its agents' possession, and shall retain no Member

Mailing List, except that Foremost expressly reserves the right to information arising out of specific insurance transactions.

     (c)  The parties acknowledge that many of the materials to be used in connection with the Program will contain Foremost trademarks, service marks, logos, slogans, etc. (collectively

"marks") which are the property of and have been duly registered or identified to AARP by Foremost for its exclusive use.  AARP agrees that it does not have, and by reason of this Agreement will not acquire, any property right or rights to use such marks without Foremost's prior written consent.  In the event of

termination of this Agreement, AARP will not use such marks

without express written consent of Foremost.  Other than such

Foremost marks, any trade or service name or mark which is used in connection with the Program shall be the property of AARP and

Foremost shall have no property or other rights thereto.





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

     (d)  The Member Mailing List, referred to in Section (a) may not be provided by Foremost to any vendor or any other person,

corporation, firm or entity not a party to this Agreement without the prior written consent of AARP.  Such AARP written consent may be conditioned upon the execution by such vendor or other person,

firm, corporation or entity of a security and confidentiality agreement, acceptable to AARP, to safeguard the confidentiality of such Member Mailing List.

     Foremost has established and will maintain a system to

ensure that, should the computer tapes, disks, electronic or other records containing Policyholder Data and Prospect Data that

Foremost has in its possession be destroyed or damaged by fire or other casualty, such Policyholder Data and Prospect Data shall be recaptured and reconstituted by Foremost's information systems.

     (e)  In performing its obligations under this Agreement and in providing the insurance products sold under the Program,

Foremost will generate and have the right to maintain

Policyholder Data and Prospect Data.  AARP agrees that the

Policyholder Data and Prospect Data shall be and remain the sole property of Foremost unless a Policyholder or a Prospect requests transfer of their data pursuant to Section VIII. (f).

     (f)  Each party recognizes that in the exercise of rights

granted under this Agreement, it may from time to time receive information relating to the business or affairs of the other which has been identified as confidential, or which from

the circumstances in good faith should be treated as

confidential.  All such information is and shall remain

exclusively the property of the other party (the "Discloser"),

who shall retain all title, right and interest therein.  The recipient of such confidential information (the "Recipient")

shall hold all such information in confidence and shall safeguard it all, and the Recipient shall make use of any such information solely for the purposes of this Agreement or as otherwise agreed between the parties.  The Recipient shall use all reasonable efforts not to disclose any such information to any person except such of its employees or consultants who need the information to accomplish purposes permitted by this Agreement and who have been properly advised of the obligations of the Recipient hereunder and have agreed to abide by such obligations in writing.

     Information received from the Discloser shall not be deemed to be proprietary information and/or confidential information, and the Recipient shall have no obligations with respect to such information which is:  (A) already known to the Recipient from sources other than the Discloser; (B) publicly known through no wrongful act of the Recipient; (C) received by the Recipient from a third party without similar restriction and without breach of this Agreement; (D) independently developed by the Recipient; (E)

approved for release to a third party by written authorization of the Discloser; or (F) disclosed pursuant to the lawful

requirement or request of a court of competent jurisdiction or government agency.

     Information developed by AARP and Foremost may not be

disclosed to any third party unless AARP and Foremost mutually agree to such disclosure.

     The provisions of this Section (f) shall survive termination of this Agreement.

     IV.  Royalty

     (a)  Solely for the right to use the AARP Trademark and

Member Mailing List, Foremost shall pay a royalty fee to AARP in an amount equal to 3% of Written Premium, including new policies and renewal policies sold to AARP members pursuant to








                                       lO
this Agreement.  Such fee shall be paid monthly during the term hereof on such premiums written during the previous month.

     (b)  Upon the termination of the Agreement, as long as AARP shall thereafter not enter into a license agreement for the use of the AARP Trademark by another insurance company as the carrier for mobile homeowners insurance written under any other program which succeeds the Program, Foremost will continue to pay to AARP for seven years a royalty fee of l.5% of Written Premiums by

Foremost on the renewal of mobile homeowners insurance policies initially written by Foremost through the Program during the term of this Agreement.

     (c)  The foregoing royalty fees constitute the sole and

entire payment which AARP is entitled to receive hereunder or otherwise from Foremost for the license granted hereunder.

      V.   Advertising Fees

     In addition to the royalty provided for in Section IV.,

Foremost shall pay to AARP on an as used basis the following:

     (a)  Foremost shall pay to AARP a fee for the right

          described in Section VI (b) (v) to advertise the

          Program in the AARP publications which accept

          advertising.





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

     (b)  Foremost shall pay to AARP a fee for the right to place

          Program materials, or "inserts", on an as used basis,

          into new and renewing membership kits distributed by

          AARP.

     VI.  Quality Assurance Standards

     In order to protect the AARP Trademark and Member Mailing

List, the following standards will be maintained by Foremost:

     (a)  Insurance Policies Offered

          (i)    Foremost agrees to offer or make

                 available mobile homeowners property and

                 casualty insurance products on a direct

                 response basis, without the intervention

                 of agents (except to the

                 extent that state insurance laws or

                 regulations may require resident agents,

                 recording agents or countersigning

                 agents), to all AARP members who own

                 mobile homes.  The insurance product

                 will be an exclusive policy or policies

                 designed for offering to AARP members.








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

          (ii)   The parties agree that Foremost retains

                 the right to make changes in the

                 provisions, coverages and features of

                 policies offered to AARP members.  As

                 Foremost develops such changes, it shall

                 present same to AARP for Quality Control

                 review before using same in connection

                 with the rights granted to Foremost to

                 use the AARP Trademark and Member

                 Mailing List.


          (iii)  All policies issued to AARP members

                 shall be governed by the terms of the

                 policies, by applicable state statutes

                 and by governmental regulations.  The

                 parties agree that it is not intended

                 that this Agreement shall amend or

                 become a part of any insurance policy

                 issued to an AARP member, but that this

                 Agreement only governs the contractual

                 obligations between AARP and Foremost.








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

          (iv)   This Agreement shall be construed as

                 having the Program available to AARP

                 members only.  Notwithstanding, this

                 Agreement does not prevent Foremost from

                 complying with applicable state and

                 local laws that may require Foremost to

                 make available the same or similar

                 insurance policies to insureds who

                 otherwise qualify but are not members of

                 AARP and who request a policy.

          (v)    AARP shall assure to its satisfaction

                 that Foremost is offering a Program

                 uniquely responsive to the needs of

                 older mobile homeowners as reflected by

                 a combination of coverage features,

                 pricing, availability and service

                 quality designed to be of particular

                 value to the older population.  Foremost

                 shall provide to AARP such information

                 as is reasonably necessary to monitor

                 the Program.





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

          (vi)   This Agreement shall not be construed as

                 preventing Foremost from offering mobile

                 home insurance policies to persons who

                 are not AARP members.

     (b)  Customer Service Structure

          (i)    Foremost shall provide a special service

                 unit dedicated to the Program.

          (ii)   Foremost shall provide special training

                 for its staff dedicated to the Program

                 to provide an awareness to its staff of

                 the needs of the population served by

                 the Program.

          (iii)  Foremost shall maintain a claims

                 structure which provides timely service

                 to Program participants who file claims.

          (iv)   Foremost agrees to provide a high level

                 of service to people interacting with

                 the Program.  Service standards,

                 contained in Appendix "A", shall be met

                 or exceeded by Foremost in the time

                 frame stated in the Appendix. Foremost





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

                 will report to AARP at least quarterly

                 on its performance under the standards,

                 and will make its Best Efforts to modify

                 any deficiencies.

          (v)    Foremost will perform all marketing of,

                 and advertising for, the Program, and

                 will advertise the Program in AARP

                 publications, MODERN MATURITY, and the

                 AARP Bulletin. These advertisements

                 will be in addition to Foremost's direct

                 mail solicitation.  Foremost will take

                 all appropriate means to make sure that

                 all AARP member mobile homeowners are

                 aware of the Program's availability and

                 have an opportunity, pursuant to

                 applicable underwriting guidelines to

                 enroll in the Program.













                                       l6

     (c)  Economic Standards Necessary to Protect the AARP
          Trademark

          (i)    Foremost has developed a comprehensive

                 mobile homeowners policy for direct

                 offering to AARP members.  The premium

                 rates associated with such offering

                 depend upon various factors, including

                 but not limited to, weather patterns,

                 exposure to natural perils, loss

                 experience, inflation, market

                 conditions, policy acquisition costs and

                 other underwriting factors.  Foremost

                 retains the right to establish the

                 policy premium rates and AARP retains

                 the right to review the premium rates.

                 On the occasions on which Foremost deems

                 it necessary to adjust premium rates

                 during the term of this Agreement,

                 Foremost agrees to give written notice

                 of said adjustment to AARP for prior

                 review.






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

          (ii)   Program premiums shall be between 5% and

                 l0% (percent) below the national average

                 rates charged by selected competitors

                 for mobile home insurance policies, by

                 year-end 1999, with a goal of at least

                 l0% (percent) below the national average

                 rates charged by selected competitors.

                 The measurement to determine the percent

                 to the national average rates is set

                 forth in Appendix "B."

          (iii)  Foremost shall report to AARP on the

                 Program as compared to the standard at

                 least quarterly, and Foremost shall

                 review the Program as compared to the

                 standard in the 20 states with the

                 largest AARP mobile homeowners

                 population at least annually.  All other

                 states shall be reviewed for determining

                 compliance with the standard at least

                 bi-annually.








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

          (iv)   The parties agree that Foremost retains

                 full underwriting authority as to the

                 acceptance and rating of any given risk

                 or policy issued to AARP members.  A

                 copy of the current underwriting

                 guidelines are in Appendix C which

                 Foremost may change from time to time.

                 Foremost will provide a copy of its

                 underwriting guides applicable to this

                 Program to AARP.

          (v)    As a Program availability standard,

                 Foremost agrees that a minimum national

                 Program availability rate of 80%

                 (percent) will be reached by year-end

                 1999.  By the end of 1999, Foremost

                 shall develop a plan outlining its Best

                 Efforts in attaining and maintaining a

                 minimum national Program availability

                 rate of 85% (percent) by the end of

                 2002.  Foremost shall report national

                 availability rates to AARP at least
                 quarterly.  Should the national

                 availability rate fall below these

                 percentages, Foremost shall make its

                 Best Efforts to bring the rate to or

                 above these percentages.  If any of

                 AARP's top 5 membership states for

                 mobile homeowners fall outside of the

                 80% (percent) national average, Foremost

                 shall inform AARP and will use its Best

                 Efforts to develop a plan to reach the

                 national average.

          (vi)   Should Foremost fail to meet the

                 standard(s) set by Subsections (ii) and

                 (v), Foremost shall use its Best Efforts

                 to meet the standard(s).

          (vii)  For policies issued pursuant to the

                 Program, Foremost shall guarantee their

                 lifetime continuation, except for the

                 reasons set forth in Appendix "D".

     (d)  Appendices "A" - "D" may be amended by mutual agreement of the parties.





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

    VII.  Foremost's Responsibility for Planning, Budgets and

          Reporting to AARP to Comply with Quality Control

          Requirements.

     (a)  Operating Plan For the purpose of assisting AARP in

enforcing Quality Control, Foremost shall prepare at least once a year a comprehensive Operating Plan for the upcoming year, to enable evaluation of performance standards as set out in this

Agreement.  The 1998 Operating Plan shall become Appendix "E" to this Agreement, provided that, should there be a conflict between

Appendix "E" and the Agreement, the Agreement shall prevail.

Through such plan Foremost shall demonstrate how it proposes to perform in relation to the:

          (i)    Quality assurance standards (as

                 described in Section VI;

          (ii)   Program service standard (as

                 described in Section VI (b) (iv);

          (iii)  Program competitive standard (as

                 described in Section VI (c) (ii);

          (iv)   Program availability standard (as

                 described in Section VI (c) (v);








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

                 In addition, as part of the Operating Plan,

                 Foremost shall provide:

          (v)    estimated royalty payments and

          (vi)   its strategy for communicating the

                 availability of the Program to AARP

                 members.

     (b)  To enable AARP to verify the ability of Foremost to

fulfill its obligations set out in this Agreement, Foremost shall provide to AARP:

     (1) annual audited financial statements upon their

completion and (2) upon reasonable request, financial information necessary for AARP to determine Foremost's financial capacity to fully perform under this Agreement.

     (c)  Audits and Inspections As part of Quality Control,

AARP or its authorized representatives may review information requested of and provided by Foremost as AARP determines

necessary.  Foremost shall afford AARP or its authorized

representatives reasonable access to such information, including records and data relating to the Operating Plan, service

standards, and other aspects of the Program, as AARP may reasonably request in order to assure Quality Control. Neither

AARP nor its representative shall have access to Policyholders'

claim files unless the express written consent of the

Policyholder has been secured, or such access is necessary either to respond fully to any written inquiry received from a

Policyholder by AARP or otherwise to fulfill the responsibilities of AARP to a Policyholder, subject to Policyholder privacy

rights.

     (d)  Foremost and AARP or its representative(s) shall review annually the level of reinsurance that may be needed to

adequately protect the solvency of the Program.

   VIII.  Terms and Termination of Agreement

     (a)  The term of the Agreement shall commence January 1,

1998 and continue until December 31, 2004.  If either party

intends to permit the Agreement to terminate on December 31,

2004, it shall so notify the other in writing on or before

January 1, 2004.  In the absence of any such notice, and unless otherwise agreed to in writing by the parties, the Agreement will automatically extend for one year beyond December 31, 2004.

     Thereafter, the Agreement will automatically extend for

additional annual periods beyond the dates specified herein if





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

notice is not given before January 1 of any year subsequent to

January 1, 2004, it being the intention of the parties that the

Agreement shall always be one (1) year from termination in order to assure an orderly termination or transfer of the Program.

     (b)  Anything herein to the contrary notwithstanding, the

Agreement may be terminated prior to the time set forth in

Section (a) above for the following reasons:

          (i)    by mutual agreement;

          (ii)   by either party if the other

                 becomes insolvent, assigns all or

                 any part of its assets for the

                 benefit of creditors, or upon the

                 filing of any petition in

                 bankruptcy, voluntarily or

                 involuntarily;

          (iii)  by either party if the other is in

                 material default of its obligations

                 under the Agreement and

                 if such default continues for more

                 than ninety (90) days following
                 written notice to cure and failure

                 to do so;

          (iv)   in any jurisdiction, by Foremost,

                 if any law or regulation of

                 federal, state or local government

                 shall render the Agreement illegal

                 insofar as it applies to such

                 jurisdiction and after Foremost's

                 Best Efforts cannot effect

                 satisfactory changes to eliminate

                 the problem causing such illegality

                 or its inability to operate in such

                 jurisdiction would render

                 Foremost's continued performance

                 under the Agreement unduly

                 burdensome or impossible, by

                 Foremost giving notice to AARP to

                 such effect.

          (v)    by AARP in the event control of

                 Foremost Insurance Company is

                 transferred to an extent that





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

                 entitles the transferee(s) or gives

                 power to the transferee(s) to

                 appoint or elect a majority of the

                 Board of Directors of Foremost

                 Corporation of America or in the

                 event Foremost sells or otherwise

                 disposes of any substantial portion

                 or all of its assets.

                      In order to allow AARP

                 sufficient time to decide whether

                 to assert its right to terminate in

                 accordance with this subparagraph,

                 Foremost shall provide written

                 notification about the proposed

                 transfer or sale to AARP at the

                 earliest possible date (subject to

                 advice of Foremost's counsel as to

                 insider information issues)

                 provided, however, that if AARP

                 asserts a right to terminate, it

                 shall notify Foremost in writing of





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

                 its assertion within 30 days after

                 notice from Foremost.

          (vi)   By AARP, if after using its Best

                 Efforts, Foremost fails to meet its

                 pricing and service standards as

                 set forth in the appendices and

                 outlined in the performance

                 standards sections and as modified

                 during the course of this Agreement

                 and if such failure continues for

                 more than ninety days following

                 written notice by AARP to Foremost.

                 If AARP asserts a right to

                 terminate in accordance with this

                 subparagraph, said termination

                 shall occur one year following

                 written notice to cure and failure

                 to do so.

          (vii)  By AARP in its reasonable judgment,

                 if after AARP disapproval, Foremost

                 eliminates any feature, implements
                 a premium rate or changes

                 underwriting guidelines that

                 materially reduce the uniqueness of

                 the Program so that if it had been

                 that way initially, AARP would not

                 have had the Program.  If AARP

                 asserts a right to terminate in

                 accordance with this subparagraph,

                 said termination shall occur one

                 year following written notice.

          (viii) By AARP, if in its reasonable and

                 good faith judgment, it determines

                 that Foremost's financial situation

                 has changed to such an extent that

                 Foremost will be unable to

                 adequately perform its obligation

                 under the Agreement.

     (c)  Upon termination of this Agreement, Foremost will

within 30 days notify all Policyholders insured under the former

Program of the termination of the license to use the AARP

Trademark and Member Mailing List.





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

     (d)  Upon termination of this Agreement, Foremost has the

obligation to inform Prospect(s), at the next contact with said

Prospect(s), about the status of the Program, including if

appropriate, the termination of the license to use the AARP

Trademark and Member Mailing List and Foremost shall not further solicit any Non-Active Prospects.

     (e)  Upon the termination of this Agreement, AARP shall have sole right, title and interest in the Member Mailing List and

Non-Active Prospect list.

     (f)  If this Agreement terminates for any reason and AARP

shall have licensed or does thereafter within two years license the AARP Trademark to another insurance company or companies to provide for its members a program similar to the Program, AARP and Foremost will provide for an orderly transfer of Policyholder

Data and Prospect Data, the intent being to respond

to Policyholder and Prospect requests to transfer their data to the succeeding company, if such transfer of data will not violate any state or federal privacy laws.  However Foremost has the obligation to offer to renew the Policyholders' policies.

Policyholders have the option of remaining Foremost insureds.

     (g) In the event of notice by either party in accordance

with Section (a) or (b), Foremost may, in its discretion, reduce or entirely eliminate its marketing and sales activities.

     IX.  Dispute Resolution

     Any dispute arising out of or relating to the Agreement or

Program including, but not limited to, interpretation, validity or breach of the Agreement shall be settled by arbitration

conducted in the District of Columbia pursuant to the rules of the American Arbitration Association then in effect.  Any such arbitration shall be conducted before a panel of three

arbitrators, one of whom shall be selected by Foremost and a second of whom shall be selected by AARP.  Each arbitrator

selected by the parties hereto shall be chosen within ten

business days after the receipt of a written demand for

arbitration.  The two arbitrators so selected shall, within

twenty days of their own selection, jointly choose the third arbitrator and, failing agreement upon the third arbitrator

within such time, any party may apply to the American Arbitration

Association for the selection of the third arbitrator.  Any award of the arbitrators may be rendered by majority vote.

     The parties hereto consent to personal jurisdiction over

them in the courts of the District of Columbia in connection with any application to compel arbitration pursuant to this Section or for the entry of judgment upon any arbitration award.  Service of process upon any party shall be sufficient if made in accordance with the laws of the District of Columbia or in accordance with the notice provision of Section KIll. (g) hereof.

      X.  Relationship of The Parties

     Neither AARP nor Foremost are now, nor shall they

become or be considered as, either principal or agent of the other in connection with the Program, nor shall AARP and Foremost be joint venturers or partners either in carrying out their

respective duties and obligations under this Agreement or for any other purpose.  AARP is not, nor will it become or be considered,

as having an ownership interest in the Program or in Foremost

(except AARP is the sole and exclusive owner of all proprietary and other property rights and interests in and to the AARP

Trademark), and AARP shall not be liable or responsible in any such capacity or capacities.  Accordingly, Foremost shall at no time and in no medium or manner state or imply that the AARP has any such interest in, or connection with,

Foremost or the Program except that Foremost may, in promotional materials, describe or provide information about the license granted hereunder.

     XI.  Representations and Warranties

     (a)  AARP represents and warrants to Foremost:

          (i)    AARP has full power and authority to execute,

                 deliver and perform the Agreement and the

                 transactions contemplated hereby, and the

                 Agreement has been duly authorized, executed

                 and delivered by AARP and constitutes a

                 legal, valid and binding obligation of AARP,

                 enforceable against it in accordance with its

                 terms except as the same may be limited by

                 bankruptcy, insolvency, reorganization or

                 other laws relating to or affecting

                 creditors' rights generally.

          (ii)   No consent, approval, authorization, order,

                 registration or qualification of or with any

                 court or government agency or body having

                 jurisdiction over AARP, is required for the





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

                 execution, delivery or performance of the

                 Agreement by AARP.

          (iii)  The execution, delivery and performance of

                 the Agreement by AARP has been approved by

                 all necessary action, corporate or otherwise,

                 and neither the execution, delivery nor

                 performance of this Agreement will conflict

                 with or result in a material breach of or

                 default under any of the terms or provisions

                 of its certificate of incorporation, bylaws,

                 any statute, any order, rule or regulation of

                 any court or government agency or body having

                 jurisdiction over it or any indenture,

                 mortgage, deed of trust, loan agreement or

                 other material agreement or instrument to

                 which AARP is a party.

     (b)  Foremost represents and warrants to AARP:

          (i)    Foremost has full power and authority to

                 execute, deliver and perform this

                 Agreement and the transactions
                 contemplated hereby and this Agreement

                 has been duly authorized, executed and

                 delivered by Foremost and constitutes a

                 legal, valid and binding obligation of

                 Foremost enforceable against it in

                 accordance with its terms, except as the

                 same may be limited by bankruptcy,

                 insolvency, reorganization or other laws

                 relating to or affecting creditors'

                 rights generally.

          (ii)   No consent, approval, authorization,

                 order, registration or qualification of

                 or with any court or government agency

                 or body having jurisdiction over

                 Foremost is required for the execution,

                 delivery or performance of the Agreement

                 by Foremost, except with respect to

                 those filings and approvals of insurance

                 policies, and advertising required by

                 state regulatory authorities.

          (iii)  The execution, delivery and performance

                 of the Agreement by Foremost has been

                 approved by all necessary action,

                 corporate or otherwise, and neither the

                 execution, delivery nor performance of

                 the Agreement by Foremost will conflict

                 with or result in a material breach of,

                 or default under, any of the terms or

                 provisions of its certificate of

                 incorporation, or bylaws or any present

                 statute, order, rule or regulation of

                 any court or government agency or body

                 having jurisdiction over it or any

                 indenture, mortgage, deed of trust, loan

                 agreement or other material agreement or

                 instrument to which Foremost is a party.

     (c)  Survival of Representations All representations and

warranties made by the parties in the Agreement shall survive the execution and delivery hereof.

    XII.  Indemnifications

     (a)  Foremost shall, at its own expense, defend, indemnify and hold harmless AARP, its officers, directors, trustees,

employees and agents, subsidiaries and affiliates with respect to any claims by insureds, arising out of their participation in the

Program for actual damage or loss or punitive damages arising out of or relating to disputes over insurance benefits received or due from Foremost, policyholder administration or service by

Foremost, lack of diligence or good faith on the part of Foremost in the issuance of policies or processing or settlement of claim disputes, provided, however, that AARP shall give prompt notice to Foremost of any such claim asserted against them or their officers, directors, trustees, employees, agents, subsidiaries or affiliates, and shall give Foremost the opportunity to defend against any such claim.  Foremost shall also, at its own expense,

defend, indemnify and hold harmless AARP, its officers,

directors, trustees, employees, and agents with respect to any claim by any person for actual damage or loss or punitive damages arising out of or relating to the use by Foremost of the

information concerning such member insured or nonmember,

provided, however, that prompt notice shall be given to Foremost of any such claim asserted against them or the above described persons associated with them and Foremost shall be given the opportunity to defend against such claim.

     (b)  Each party hereto shall indemnify and hold harmless the other from, against and in respect to any and all liabilities,

damages, claims, costs and expenses (including reasonable fees and expenses of counsel) arising out of, resulting from or

incurred in connection with any breach by it, of its

representations, warranties, covenants or agreements contained in the Agreement.

     (c)  Notwithstanding anything to the contrary in Section

(a) or (b), no party hereto shall indemnify or hold harmless any other party from, against or in respect to any or all

liabilities, damages, claims, costs or expenses (including

reasonable fees and expenses of counsel) arising out of or

resulting from the negligence, intentional misconduct or bad faith of such other party.

   XIll.  General Provisions

     (a)  This Agreement constitutes the entire agreement among the parties with respect to the matters treated herein and

supersedes
and replaces the prior Agreement between the parties dated

December 7, 1989.  Modifications or amendments to the Agreement shall be effective only if in writing and signed by the parties.

     (b)  The parties shall keep each other reasonably informed about legal or any other developments affecting the Program,

shall cooperate with one another to carry out and implement the terms and objectives of the Agreement and shall perform such further acts, execute such further documents, and enter into such further agreements as may be necessary or appropriate to these ends.  Without limiting the foregoing, each shall permit the other party (and its authorized representatives) reasonable

access to its files and records and shall make available to the other party (and its authorized representatives) for consultation responsible officials for the purpose of more fully carrying out the terms and objectives of the Agreement, provided that the same be requested during normal business hours and upon reasonable notice.

     (c)  Foremost may from time to time propose to AARP, for its approval, additional products to include within the Program.

     Should AARP desire to enter into a license of the AARP

Trademark with a provider of any property casualty insurance products not covered by the terms of this Agreement, AARP shall first give Foremost a reasonable opportunity to make a proposal to provide such a product.  AARP retains the right, in its sole discretion, following timely receipt of the Foremost proposal and discussion with Foremost to seek competitive bids for such a product.

     (d)  The Agreement confers no rights whatsoever upon any

persons, including any AARP members or Policyholder(s) or

Prospect(s), other than the parties hereto.

     (e)  The Agreement shall be governed by and interpreted in accordance with the laws of the District of Columbia applicable to agreements made and to be performed wholly within the District of Columbia.

     (f)  The parties recognize that damages would be an

inadequate remedy for the breach of many of the provisions of the

Agreement and that prompt, equitable relief, prohibitory or

mandatory, may be appropriate in many circumstances.  In the event of any arbitration arising out of or relating to the

Agreement, the arbitrators are encouraged to take account of this recognition and to fashion appropriate equitable relief when circumstances warrant.

     (g)  Notices required or appropriate to be given under the

Agreement shall be given by hand delivery or facsimile

transmission and by certified mail, as follows:

     To Foremost:

     Foremost Corporation of America

     5600 Beechtree Lane

     P.O. Box 2450

     Caledonia, MI 49316

     FACSIMILE NUMBER:  (616) 956-3990

     Attention:  Executive Vice President David Heatherly

     With Copy to General Counsel

     To AARP:

     American Association of Retired Persons

     601 E Street, N.W.

     Washington, DC 20049

     FACSIMILE NUMBER:  (202) 434-2320

     Attention:  Executive Director

     With copy to:

     American Association of Retired Persons

     601 E Street, N.W.

     Washington, DC 20049

     FACSIMILE NUMBER:  (202) 434-3443

     Attention:  Director, Membership Division

     With Copy to General Counsel

     (h)  Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under the applicable law set forth in Section (e), but if any provision of the Agreement shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without

invalidating the remainder of such provision or the remaining provisions of the Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or

partial exercise of any right hereunder by any party preclude any other or further exercise of any other right and no waiver

whatever shall be valid unless in a signed writing, and then only to the extent specifically set forth in such writing.  No waiver of any right hereunder shall operate as a waiver of any other or of the same or similar right on another occasion.

     (i)  The Article and Section headings contained in the

Agreement are not part of the Agreement, are for the convenience of reference only and shall not affect the meaning, construction or interpretation of the Agreement.

     (j)  The Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

     (k)  The Agreement may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed the Agreement this

13th day of October, 1997.

AMERICAN ASSOCIATION OF RETIRED PERSONS




BY:
   -----------------------------------------
     Horace B. Deets, Executive Director



Foremost Corporation of America



BY:
   -----------------------------------------
     Richard L. Antonini, President and CEO



































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